Exhibit 10.2

AMENDMENT NO. 1 TO CONTRACT FOR SERVICES

This Amendment No.1 to Contract for Services (“Amendment No. 1” is made on and is effective as of        November 2010

Between

1.               MGT Capital Investments Inc, whose Registered Office is situated at 66 Hammersmith Road, London W14 8UD (together with its subsidiary companies and or any associated companies known hereinafter as “the Client”) of the one part, and

2.               D4D Limited whose Registered Office is situated at 89 Leigh Road, Eastleigh, Hampshire, SO50 9DQ (known hereinafter as “the Company”) of the other part.

Recitals

The Client and the Company have previously entered into the original Contract for Services dated 29 July 2010 (the “Original Contract”).

The Client is considering entering into a Securities Purchase Agreement (the “SPA”) dated November      2010 between the Client and Laddcap Value Partners III, LP (the “Purchaser”) providing for, among other things, the purchase of 6,500,000 shares of the Client’s common stock by the Purchaser.

The Client and the Company desire to amend the Original Contract, upon the terms and subject to the conditions hereinafter set forth in the Operative Provisions of this Amendment No. 1.

Operative Provisions

The Services to be Undertaken, the Contract Price, Rights and Obligations and Associated Matters

1.               Capitalized terms not otherwise defined in this Amendment No. 1 have the respective meanings ascribed to them in the Original Contract.

2.               The Original Contract is hereby amended as follows:

(a)          The provision of corporate executive services set forth on Section C of Schedule A is hereby amended to provide (i) the Company intends to provide the services of Mr. Tim Paterson-Brown to act in the capacities of Chairman, Board member, and Chief Executive Officer at an annual base fee of £260,000, and (ii) the Company intends to provide the services of Mr. Allan Rowley to act in the capacities of Board member and Chief Financial Officer at an annual base fee of £200,000;

(b)         The payment of consulting fees set forth on Section C of Schedule A is hereby amended to provide that if the closing contemplated under the SPA takes place in accordance with the terms thereof, then, notwithstanding the respective terminations of Mr. Paterson-Brown’s engagement by the Client and Mr. Rowley’s engagement by the Client in accordance with the provisions of the SPA, the Client’s obligation to pay the consulting fee to the Company shall not terminate and each such person shall, nevertheless, continue to be entitled to receive the indicated consulting fee for the remainder of the three-year Term described in the Section B of Schedule A; to be free from doubt, this provision is only operative in the event that the transactions contemplated by the SPA are carried out in accordance with the provisions of the SPA;

(c)          The contract price set forth on Section C of Schedule A is hereby modified to delete references to the (i) the Medicsight Disposal Project Fee and (ii) the Moneygate Disposal Project Fee;

(d)         Section 4, is hereby amended by inserting the phrase: “Except as may be required by applicable law.   .   ..  “ at the beginning of such Section;

(e)          Section 38 is hereby admended to provide for the exclusive jurisdiction of the courts of England and Wales; and

(f)            Section 40 is hereby added to provide for acceleration of and the immediate payment of the consulting fees set forth on Section C of Schedule A upon the first of the following to occur (i) Client’s uncured default after 15 days’ written notice of its breach of this Contract for Services; (b) a material adverse change in Client’s prospects; (iii) a change of control other than the change of control contemplated by the SPA.

3.               The Original Contract is amended mutatis mutandis to reflect the modifications set forth herein. Except for the foregoing and except as otherwise specifically set forth herein, the Original Contract remains unmodified and in full force and effect.

The Parties agree and intend to be bound by this Contract for Services, as amendesd.

The Client:

Signed:	Dated:

The Company:

Signed:	Dated: